Exhibit 1

ASX RELEASE Westpac Banking Corporation Level 18, 275 Kent Street Sydney, NSW, 2000 3 November 2025 Appendix 4G and 2025 Corporate Governance Statement Westpac Banking Corporation (“Westpac”) today provides the attached Appendix 4G and the Westpac Group 2025 Corporate Governance Statement. For further information: Hayden Cooper Justin McCarthy Group Head of Media Relations General Manager, Investor Relations 0402 393 619 0422 800 321 This document has been authorised for release by Tim Hartin, Company Secretary.

Rules 4.7.3 and 4.10.3 ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 1 Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations Name of entity WESTPAC BANKING CORPORATION ABN/ARBN Financial year ended: 33 007 457 141 30 September 2025 Our corporate governance statement1 for the period above can be found at:2 ☐ These pages of our annual report: ☒ This URL on our website: www.westpac.com.au/about-westpac/westpac-group/corporate-governance/corporate-governance-overview/ The Corporate Governance Statement is accurate and up to date as at 2 November 2025 and has been approved by the board. The annexure includes a key to where our corporate governance disclosures can be located.3 Date: 2 November 2025 Name of authorised officer authorising lodgement: Tim Hartin, Company Secretary 1 “Corporate governance statement” is defined in Listing Rule 19.12 to mean the statement referred to in Listing Rule 4.10.3 which discloses the extent to which an entity has followed the recommendations set by the ASX Corporate Governance Council during a particular reporting period. Listing Rule 4.10.3 requires an entity that is included in the official list as an ASX Listing to include in its annual report either a corporate governance statement that meets the requirements of that rule or the URL of the page on its website where such a statement is located. The corporate governance statement must disclose the extent to which the entity has followed the recommendations set by the ASX Corporate Governance Council during the reporting period. If the entity has not followed a recommendation for any part of the reporting period, its corporate governance statement must separately identify that recommendation and the period during which it was not followed and state its reasons for not following the recommendation and what (if any) alternative governance practices it adopted in lieu of the recommendation during that period. Under Listing Rule 4.7.4, if an entity chooses to include its corporate governance statement on its website rather than in its annual report, it must lodge a copy of the corporate governance statement with ASX at the same time as it lodges its annual report with ASX. The corporate governance statement must be current as at the effective date specified in that statement for the purposes of Listing Rule 4.10.3. Under Listing Rule 4.7.3, an entity must also lodge with ASX a completed Appendix 4G at the same time as it lodges its annual report with ASX. The Appendix 4G serves a dual purpose. It acts as a key designed to assist readers to locate the governance disclosures made by a listed entity under Listing Rule 4.10.3 and under the ASX Corporate Governance Council’s recommendations. It also acts as a verification tool for listed entities to confirm that they have met the disclosure requirements of Listing Rule 4.10.3. The Appendix 4G is not a substitute for, and is not to be confused with, the entity's corporate governance statement. They serve different purposes and an entity must produce each of them separately. 2 Tick whichever option is correct and then complete the page number(s) of the annual report, or the URL of the web page, where your corporate governance statement can be found. You can, if you wish, delete the option which is not applicable. 3 Throughout this form, where you are given two or more options to select, you can, if you wish, delete any option which is not applicable and just retain the option that is applicable. If you select an option that includes “OR” at the end of the selection and you delete the other options, you can also, if you wish, delete the “OR” at the end of the selection. See notes 4 and 5 below for further instructions on how to complete this form.

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 2 ANNEXURE – KEY TO CORPORATE GOVERNANCE DISCLOSURES Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 PRINCIPLE 1 – LAY SOLID FOUNDATIONS FOR MANAGEMENT AND OVERSIGHT 1.1 A listed entity should have and disclose a board charter setting out: (a) the respective roles and responsibilities of its board and management; and (b) those matters expressly reserved to the board and those delegated to management. ☒ On page 5 under ‘Roles and responsibilities’ and we have disclosed a copy of our Board charter at: www.westpac.com.au/about-westpac/westpac-group/corporate-governance/constitution-board/ - 1.2 A listed entity should: (a) undertake appropriate checks before appointing a director or senior executive or putting someone forward for election as a director; and (b) provide security holders with all material information in its possession relevant to a decision on whether or not to elect or re-elect a director. ☒ On page 8 under ‘Appointment of Directors’ and page 18 under ‘Fit and Proper Person assessments’. - 1.3 A listed entity should have a written agreement with each director and senior executive setting out the terms of their appointment. ☒ On page 8 under ‘Appointment of Directors’ (in relation to directors), and page 10 under ‘Board assessment of management performance’ (in relation to senior executives). - 1.4 The company secretary of a listed entity should be accountable directly to the board, through the chair, on all matters to do with the proper functioning of the board. ☒ On page 13 under ‘Role of the Company Secretary’. - 4 Tick the box in this column only if you have followed the relevant recommendation in full for the whole of the period above. Where the recommendation has a disclosure obligation attached, you must insert the location where that disclosure has been made, where indicated by the line with “insert location” underneath. If the disclosure in question has been made in your corporate governance statement, you need only insert “our corporate governance statement”. If the disclosure has been made in your annual report, you should insert the page number(s) of your annual report (eg “pages 10-12 of our annual report”). If the disclosure has been made on your website, you should insert the URL of the web page where the disclosure has been made or can be accessed (eg “www.entityname.com.au/corporate governance/charters/”). 5 If you have followed all of the Council’s recommendations in full for the whole of the period above, you can, if you wish, delete this column from the form and re-format it.

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 3 Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 1.5 A listed entity should: (a) have and disclose a diversity policy; (b) through its board or a committee of the board set measurable objectives for achieving gender diversity in the composition of its board, senior executives and workforce generally; and (c) disclose in relation to each reporting period: (1) the measurable objectives set for that period to achieve gender diversity; (2) the entity’s progress towards achieving those objectives; and (3) either: (A) the respective proportions of men and women on the board, in senior executive positions and across the whole workforce (including how the entity has defined “senior executive” for these purposes); or (B) if the entity is a “relevant employer” under the Workplace Gender Equality Act, the entity’s most recent “Gender Equality Indicators”, as defined in and published under that Act. If the entity was in the S&P / ASX 300 Index at the commencement of the reporting period, the measurable objective for achieving gender diversity in the composition of its board should be to have not less than 30% of its directors of each gender within a specified period. ☒ On page 14 under ‘Diversity’ and we have disclosed a copy of our diversity policy at: www.westpac.com.au/about-westpac/inclusion-and-diversity/ and we have disclosed the information referred to in paragraph (c): in our Corporate Governance Statement on page 14 under ‘Diversity’ and on pages 14 to 15 under ‘Making Inclusion Happen’. Westpac Banking Corporation was included in the S&P / ASX 300 Index at the commencement of the reporting period. Our measurable objective for achieving gender diversity in the composition of the board, as set out on page 14 under ‘Diversity’ was to have at least 40% women, 40% men and 20% any gender on the board. - 1.6 A listed entity should: (a) have and disclose a process for periodically evaluating the performance of the board, its committees and individual directors; and (b) disclose for each reporting period whether a performance evaluation has been undertaken in accordance with that process during or in respect of that period. ☒ On page 10 under ‘Performance reviews’ and we have disclosed the evaluation process referred to in paragraph (a): in our Corporate Governance Statement on page 10 under ‘Performance reviews’ and whether a performance evaluation was undertaken for the reporting period in accordance with that process: in our Corporate Governance Statement on page 10 under ‘Performance reviews’. -

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 4 Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 1.7 A listed entity should: (a) have and disclose a process for evaluating the performance of its senior executives at least once every reporting period; and (b) disclose for each reporting period whether a performance evaluation has been undertaken in accordance with that process during or in respect of that period. ☒ On page 10 under ‘Board assessment of management performance’ and we have disclosed the evaluation process referred to in paragraph (a): on page 10 under ‘Board assessment of management performance’ and in the Remuneration Report as provided in the Annual Report available at: www.westpac.com.au/2025annualreport/ and whether a performance evaluation was undertaken for the reporting period in accordance with that process: on page 10 under ‘Board assessment of management performance’ and in the Remuneration Report as provided in the Annual Report at: www.westpac.com.au/2025annualreport/ -

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 5 Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 PRINCIPLE 2 - STRUCTURE THE BOARD TO BE EFFECTIVE AND ADD VALUE 2.1 The board of a listed entity should: (a) have a nomination committee which: (1) has at least three members, a majority of whom are independent directors; and (2) is chaired by an independent director, and disclose: (3) the charter of the committee; (4) the members of the committee; and (5) as at the end of each reporting period, the number of times the committee met throughout the period and the individual attendances of the members at those meetings; or (b) if it does not have a nomination committee, disclose that fact and the processes it employs to address board succession issues and to ensure that the board has the appropriate balance of skills, knowledge, experience, independence and diversity to enable it to discharge its duties and responsibilities effectively. ☒ On page 12 under ‘Role of the Board Committees’, in relation to paragraphs (1) and (2) and, in relation to paragraph (3), we have disclosed a copy of the charter of the Board Nominations and Governance Committee at: www.westpac.com.au/about-westpac/westpac-group/corporate-governance/constitution-board/ and in relation to paragraph (4), in our Corporate Governance Statement on page 12 under ‘Role of the Board Committees’ and in relation to paragraph (5), in the section titled ‘Directors’ meetings’ of the Directors’ Report on page 67 of the Annual Report available at: www.westpac.com.au/2025annualreport/ - 2.2 A listed entity should have and disclose a board skills matrix setting out the mix of skills that the board currently has or is looking to achieve in its membership. ☒ On page 7 under “Figure 1 - Board skills, experience and attributes as at 30 September 2025’. -

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 6 Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 2.3 A listed entity should disclose: (a) the names of the directors considered by the board to be independent directors; (b) if a director has an interest, position, affiliation or relationship of the type described in Box 2.3 but the board is of the opinion that it does not compromise the independence of the director, the nature of the interest, position or relationship in question and an explanation of why the board is of that opinion; and (c) the length of service of each director. ☒ On page 4 under ‘Board of Directors’ and we have disclosed the names of the directors considered by the board to be independent directors: in our Corporate Governance Statement on page 4 under ‘Board of Directors’ and, where applicable, the information referred to in paragraph (b): in our Corporate Governance Statement on page 4 under ‘Board of Directors’ and the tenure of the Board of Directors is summarised in our Corporate Governance Statement on page 9 under ‘Appointment of Directors’, and the length of service of each director in the section titled “Board of Directors” in the Directors’ Report on pages 54 to 57 of our Annual Report available at: www.westpac.com.au/2025annualreport/ - 2.4 A majority of the board of a listed entity should be independent directors. ☒ On page 4 under ‘Board of Directors’ and on page 8 under “Independence” - 2.5 The chair of the board of a listed entity should be an independent director and, in particular, should not be the same person as the CEO of the entity. ☒ On page 4 under ‘Board of Directors’ and on page 6 under ‘Chairman’. - 2.6 A listed entity should have a program for inducting new directors and for periodically reviewing whether there is a need for existing directors to undertake professional development to maintain the skills and knowledge needed to perform their role as directors effectively. ☒ On pages 8 to 9 under ‘Appointment of Directors’, page 9 under ‘Continuing education’ and page 12 under ‘Role of the Board Committees’. -

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 7 Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 PRINCIPLE 3 – INSTIL A CULTURE OF ACTING LAWFULLY, ETHICALLY AND RESPONSIBLY 3.1 A listed entity should articulate and disclose its values. ☒ On page 16 under ‘Ethical decision making’ and we have disclosed our values at: www.westpac.com.au/about-westpac/westpac-group/company-overview/our-strategy-purpose/ - 3.2 A listed entity should: (a) have and disclose a code of conduct for its directors, senior executives and employees; and (b) ensure that the board or a committee of the board is informed of any material breaches of that code. ☒ On page 16 under ‘Code of Conduct’ and we have disclosed our code of conduct at: www.westpac.com.au/about-westpac/westpac-group/corporate-governance/principles-policies/ - 3.3 A listed entity should: (a) have and disclose a whistleblower policy; and (b) ensure that the board or a committee of the board is informed of any material incidents reported under that policy. ☒ On page 17 under ‘Concern reporting and whistleblower protection’ and we have disclosed our whistleblower policy at: www.westpac.com.au/about-westpac/westpac-group/corporate-governance/principles-policies/ - 3.4 A listed entity should: (a) have and disclose an anti-bribery and corruption policy; and (b) ensure that the board or committee of the board is informed of any material breaches of that policy. ☒ On pages 17 to 18 under ‘Anti-Bribery and Corruption’ and we have disclosed our anti-bribery and corruption policy at: www.westpac.com.au/about-westpac/westpac-group/corporate-governance/anti-bribery-corruption-policy-procedures/ -

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 8 Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 PRINCIPLE 4 – SAFEGUARD THE INTEGRITY OF CORPORATE REPORTS 4.1 The board of a listed entity should: (a) have an audit committee which: (1) has at least three members, all of whom are non-executive directors and a majority of whom are independent directors; and (2) is chaired by an independent director, who is not the chair of the board, and disclose: (3) the charter of the committee; (4) the relevant qualifications and experience of the members of the committee; and (5) in relation to each reporting period, the number of times the committee met throughout the period and the individual attendances of the members at those meetings; or (b) if it does not have an audit committee, disclose that fact and the processes it employs that independently verify and safeguard the integrity of its corporate reporting, including the processes for the appointment and removal of the external auditor and the rotation of the audit engagement partner. ☒ On page 12 under ‘Role of the Board Committees’, in relation to paragraphs (1) and (2), and in relation to paragraph (3), we have disclosed a copy of the Board Audit Committee charter at: www.westpac.com.au/about-westpac/westpac-group/corporate-governance/constitution-board/ and in relation to paragraph (4): in our Corporate Governance Statement on page 13 in ‘Board Audit Committee financial knowledge’, and in the profiles of our Board of Directors (including the members of the Board Audit Committee) at: www.westpac.com.au/about-westpac/westpac-group/board-of-directors/, as disclosed on page 4 under ‘Board of Directors’ and in relation to paragraph (5): in the section titled ‘Directors’ meetings’ in the Directors’ Report on page 67 of our Annual Report available at: www.westpac.com.au/2025annualreport/ - 4.2 The board of a listed entity should, before it approves the entity’s financial statements for a financial period, receive from its CEO and CFO a declaration that, in their opinion, the financial records of the entity have been properly maintained and that the financial statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the entity and that the opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively. ☒ On page 20 under ‘CEO and CFO assurance’. - 4.3 A listed entity should disclose its process to verify the integrity of any periodic corporate report it releases to the market that is not audited or reviewed by an external auditor. ☒ On page 21 under ‘Verification of periodic corporate reports’. -

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 9 Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 PRINCIPLE 5 – MAKE TIMELY AND BALANCED DISCLOSURE 5.1 A listed entity should have and disclose a written policy for complying with its continuous disclosure obligations under listing rule 3.1. ☒ On page 21 under ‘Market disclosure’ and we have disclosed our continuous disclosure compliance policy at: www.westpac.com.au/about-westpac/westpac-group/corporate-governance/principles-policies/ - 5.2 A listed entity should ensure that its board receives copies of all material market announcements promptly after they have been made. ☒ On page 22 under ‘Market disclosure’. - 5.3 A listed entity that gives a new and substantive investor or analyst presentation should release a copy of the presentation materials on the ASX Market Announcements Platform ahead of the presentation. ☒ On page 22 under ‘Market disclosure’. - PRINCIPLE 6 – RESPECT THE RIGHTS OF SECURITY HOLDERS 6.1 A listed entity should provide information about itself and its governance to investors via its website. ☒ Referenced throughout our Corporate Governance Statement. and we have disclosed information about us and our governance on our website at: www.westpac.com.au/about-westpac/ and www.westpac.com.au/about-westpac/westpac-group/corporate-governance/ - 6.2 A listed entity should have an investor relations program that facilitates effective two-way communication with investors. ☒ On page 22 under ‘Shareholder communication and participation’. - 6.3 A listed entity should disclose how it facilitates and encourages participation at meetings of security holders. ☒ On page 22 under ‘Shareholder communication and participation’. - 6.4 A listed entity should ensure that all substantive resolutions at a meeting of security holders are decided by a poll rather than by a show of hands. ☒ On page 22 under ‘Shareholder communication and participation’. - 6.5 A listed entity should give security holders the option to receive communications from, and send communications to, the entity and its security registry electronically. ☒ On page 22 under ‘Shareholder communication and participation’. -

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 10 Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 PRINCIPLE 7 – RECOGNISE AND MANAGE RISK 7.1 The board of a listed entity should: (a) have a committee or committees to oversee risk, each of which: (1) has at least three members, a majority of whom are independent directors; and (2) is chaired by an independent director, and disclose: (3) the charter of the committee; (4) the members of the committee; and (5) as at the end of each reporting period, the number of times the committee met throughout the period and the individual attendances of the members at those meetings; or (b) if it does not have a risk committee or committees that satisfy (a) above, disclose that fact and the processes it employs for overseeing the entity’s risk management framework. ☒ On page 11 under ‘Role of the Board Committees’, in relation to paragraphs (1) and (2) and in relation to paragraph (3), we have disclosed a copy of the Board Risk Committee charter at: www.westpac.com.au/about-westpac/westpac-group/corporate-governance/constitution-board/ and in relation to paragraph (4), in our Corporate Governance Statement on page 11 under ‘Role of the Board Committees’ and in relation to paragraph (5), in the section titled ‘Directors’ meetings’ in the Directors’ Report on page 67 of the Annual Report available at: www.westpac.com.au/2025annualreport/ - 7.2 The board or a committee of the board should: (a) review the entity’s risk management framework at least annually to satisfy itself that it continues to be sound and that the entity is operating with due regard to the risk appetite set by the board; and (b) disclose, in relation to each reporting period, whether such a review has taken place. ☒ On page 11 under ‘Role of the Board Committees’ and page 19 under ‘Risk Management’ and we have disclosed whether a review of the entity’s risk management framework was undertaken during the reporting period: on page 19 under ‘Risk Management’. - 7.3 A listed entity should disclose: (a) if it has an internal audit function, how the function is structured and what role it performs; or (b) if it does not have an internal audit function, that fact and the processes it employs for evaluating and continually improving the effectiveness of its governance, risk management and internal control processes. ☒ On pages 20 to 21 under ‘Group Audit (internal audit)’ and we have disclosed how our internal audit function is structured and what role it performs: on pages 20 to 21 under ‘Group Audit (internal audit)’. -

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 11 Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 7.4 A listed entity should disclose whether it has any material exposure to environmental or social risks and, if it does, how it manages or intends to manage those risks. ☒ On page 19 under ‘Material exposure to sustainability risks and other categories of risks’ and we have disclosed whether we have any material exposure to environmental and social risks: in the sections titled ‘Creating Value for the Community’, ‘Creating Value for the Environment’ and ‘Risk Management’ in our Annual Report available at: www.westpac.com.au/2025annualreport/ and in our 2025 Risk Factors at: www.westpac.com.au/content/dam/public/wbc/documents/pdf/aw/ic/ wbc-risk-factors-2025.pdf and on our website at: www.westpac.com.au/about-westpac/sustainability/ and, if we do, how we manage or intend to manage those risks: in the sections titled ‘Creating Value for the Community’, ‘Creating Value for the Environment’ and ‘Risk Management’ in our Annual Report available at www.westpac.com.au/2025annualreport/ and in our 2025 Risk Factors at: www.westpac.com.au/content/dam/public/wbc/documents/pdf/aw/ic/ wbc-risk-factors-2025.pdf and on our website at: www.westpac.com.au/about-westpac/sustainability/ -

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 12 Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 PRINCIPLE 8 – REMUNERATE FAIRLY AND RESPONSIBLY 8.1 The board of a listed entity should: (a) have a remuneration committee which: (1) has at least three members, a majority of whom are independent directors; and (2) is chaired by an independent director, and disclose: (3) the charter of the committee; (4) the members of the committee; and (5) as at the end of each reporting period, the number of times the committee met throughout the period and the individual attendances of the members at those meetings; or (b) if it does not have a remuneration committee, disclose that fact and the processes it employs for setting the level and composition of remuneration for directors and senior executives and ensuring that such remuneration is appropriate and not excessive. ☒ On page 12 under ‘Role of the Board Committees’ and we have disclosed a copy of the Board Remuneration Committee charter at: www.westpac.com.au/about-westpac/westpac-group/corporate-governance/constitution-board/ and in relation to paragraph (4), in our Corporate Governance Statement on page 12 under ‘Role of the Board Committees’ and in relation to paragraph (5) in the section titled ‘Directors’ meetings’ in of the Directors’ Report on page 67 of the Annual Report available at: www.westpac.com.au/2025annualreport/ - 8.2 A listed entity should separately disclose its policies and practices regarding the remuneration of non-executive directors and the remuneration of executive directors and other senior executives. ☒ On page 9 under ‘Remuneration framework’ and we have disclosed separately our remuneration policies and practices regarding the remuneration of non-executive directors and the remuneration of executive directors and other senior executives: in the Remuneration Report in the Directors’ Report in our Annual Report available at: www.westpac.com.au/2025annualreport/ - 8.3 A listed entity which has an equity-based remuneration scheme should: (a) have a policy on whether participants are permitted to enter into transactions (whether through the use of derivatives or otherwise) which limit the economic risk of participating in the scheme; and (b) disclose that policy or a summary of it. ☒ On page 9 under ’Remuneration framework’ and we have disclosed our policy or a summary of it: in the Remuneration Report in the Directors’ Report in our Annual Report available at: www.westpac.com.au/2025annualreport/ -

Appendix 4G Key to Disclosures Corporate Governance Council Principles and Recommendations ASX Listing Rules Appendix 4G (current at 17/7/2020) Page 13 Corporate Governance Council recommendation Where a box below is ticked,4 we have followed the recommendation in full for the whole of the period above. We have disclosed this in our Corporate Governance Statement: Where a box below is ticked, we have NOT followed the recommendation in full for the whole of the period above. Our reasons for not doing so are: 5 ADDITIONAL RECOMMENDATIONS THAT APPLY ONLY IN CERTAIN CASES 9.1 A listed entity with a director who does not speak the language in which board or security holder meetings are held or key corporate documents are written should disclose the processes it has in place to ensure the director understands and can contribute to the discussions at those meetings and understands and can discharge their obligations in relation to those documents. - ☒ we do not have a director in this position and this recommendation is therefore not applicable 9.2 A listed entity established outside Australia should ensure that meetings of security holders are held at a reasonable place and time. - ☒ we are established in Australia and this recommendation is therefore not applicable 9.3 A listed entity established outside Australia, and an externally managed listed entity that has an AGM, should ensure that its external auditor attends its AGM and is available to answer questions from security holders relevant to the audit. - ☒ we are established in Australia and not an externally managed listed entity and this recommendation is therefore not applicable

CORPORATE GOVERNANCE STATEMENT WESTPAC BANKING CORPORATION ABN 33 007 457 141 WESTPAC

2 WESTPAC GROUP 2025 CORPORATE GOVERNANCE STATEMENT Contents INTRODUCTION 3 Our approach to governance 3 THE BOARD 4 The Board 4 Roles and responsibilities 5 OPERATION OF THE BOARD 6 Board skills, experience and attributes 7 Appointment of Directors 8 Performance reviews 10 Role of the Board Committees 11 DIVERSITY, ETHICAL DECISION MAKING & KEY POLICIES 14 Diversity 14 Key policies 17 SUSTAINABILITY & RISK 19 Sustainability 19 Risk management 19 FINANCIAL REPORTING AND DISCLOSURE 20 Financial reporting and audit 20 Market disclosure and shareholder communication 21 This Corporate Governance Statement, which has been approved by the Board, describes our corporate governance framework, policies, and practices as at 2 November 2025. In this Corporate Governance Statement, a reference to ‘Westpac’, ‘Group’, ‘Westpac Group’, ‘we’, ‘us’ and ‘our’ is to Westpac Banking Corporation ABN 33 007 457 141 and its subsidiaries unless it clearly means just Westpac Banking Corporation.

INTRODUCTION THE BOARD OPERATION OF THE BOARD DIVERSITY, ETHICAL DECISION MAKING & KEY POLICIES SUSTAINABILITY & RISK FINANCIAL REPORTING AND DISCLOSURE 3 OUR APPROACH TO GOVERNANCE Corporate governance is the framework of systems, policies and processes by which we operate and through which our people are both empowered and accountable for making decisions that affect our business, operations, customers and stakeholders. The framework establishes the roles and responsibilities of Westpac’s Board, management team, employees and suppliers. It also establishes the systems, policies and processes for monitoring and evaluating Board and management performance, and the practices for corporate reporting, disclosure, remuneration, risk management and engagement of security holders. Our approach to corporate governance is based on a set of Commitments and Behaviours that underpin our day-to-day activities. Our Commitments and Behaviours are designed to promote transparency, fair dealing, and the protection of stakeholder interests, including our customers, our shareholders, our employees and our community. We aspire to the highest standards of corporate governance, which Westpac sees as fundamental to the sustainability of our business and our performance. As Westpac’s principal listing is on the Australian Securities Exchange (ASX), we have followed the ASX Corporate Governance Principles and Recommendations (fourth edition) (ASXCGC Recommendations) published by the ASX Limited’s Corporate Governance Council (ASXCGC) throughout the year. Westpac’s ordinary shares are also quoted on the NZX Main Board, which is the main board equity security market operated by NZX Limited. BOARD AREAS OF FOCUS IN FY25 This year the Board (including with assistance from its Board Committees) has focused on overseeing: • our UNITE program which is focused on making our processes, systems and technology simpler to enhance customer and employee satisfaction and operational efficiency; • the appointment of Anthony Miller as Westpac's Chief Executive Officer (CEO), who commenced on 16 December 2024; • initiatives to deliver five key priorities: – Customer – striving to be #1 in customer service through a 'whole of bank to whole of customer' approach; – People – investing in our people and fostering a culture of accountability and empowerment; – Risk – completing the Customer Outcomes and Risk Excellence (CORE) program transition; – Transformation – simplifying technology and adopting a 'one best way' approach; and – Performance – improving return on tangible equity and cost-to-income ratio while strengthening our market position; • the introduction of Westpac's updated purpose – 'Taking action now to create a better future' alongside behaviours aligned with three key commitments – Always Deliver, Safely; Make an Impact; and Own it; • ongoing initiatives designed to deliver customer service excellence, including support for customers experiencing hardship and protections against scams; • the Group’s financial and operating performance, including progress in improving the Group’s financial performance relative to peers; • management of current and emerging risks arising from the evolving economic, geopolitical, regulatory, and competitive environment; • Westpac’s capital position and various capital management initiatives; • consideration and assessment of the resilience of the Group’s systems and response to potential cyber incidents and data breaches; • priorities outlined in our Sustainability Strategy and the approval of our updated Climate Change Position and Climate Transition Plan; • ongoing consideration of Board and senior executive succession, as well as Board and Board Committee composition; and • transition of the Westpac Group's external auditor from PricewaterhouseCoopers to KPMG.

4 WESTPAC GROUP 2025 CORPORATE GOVERNANCE STATEMENT THE BOARD Board of Directors The Board is comprised of ten independent Non-executive Directors and the Managing Director and CEO. A profile of each Director can be found on our website at: www.westpac.com.au/about-westpac/ westpac-group/ board-of-directors/. STEVEN GREGG Chairman and Independent Non-executive Director ANTHONY MILLER Managing Director and Chief Executive Officer TIM BURROUGHS Independent Non-executive Director NERIDA CAESAR Independent Non-executive Director DAVID COHEN Independent Non-executive Director PIP GREENWOOD Independent Non-executive Director DEBRA HAZELTON Independent Non-executive Director ANDY MAGUIRE Independent Non-executive Director PETER NASH Independent Non-executive Director MARGARET (MARGIE) SEALE Independent Non-executive Director MICHAEL ULLMER Independent Non-executive Director

INTRODUCTION THE BOARD OPERATION OF THE BOARD DIVERSITY, ETHICAL DECISION MAKING & KEY POLICIES SUSTAINABILITY & RISK FINANCIAL REPORTING AND DISCLOSURE 5 ROLES AND RESPONSIBILITIES The Board The role of the Board is to provide leadership and strategic guidance for Westpac and its related bodies corporate, in addition to overseeing the sound and prudent management of the Westpac Group. The Board Charter outlines the roles and responsibilities of the Board. Key responsibilities are: • approving and overseeing management’s implementation of the strategic direction of the Westpac Group, its business plan and significant corporate strategic initiatives; • appointing the CEO and Chief Financial Officer (CFO), and approving the appointment of Group Executives, the Chief Audit Officer and any other person the Board determines; • overseeing culture across the Group by setting the tone from the top, approving Westpac Group’s Code of Conduct and Purpose, Commitments and Behaviours, and receiving reporting on the Group’s culture; • assessing and reviewing the performance of the Board, its Board Committees, the CEO and the Group Executives; • oversight of the Group’s technology strategy and the implementation of key technology initiatives; • approving the Westpac Director Appointment & Renewal Policy and determining Board size and composition; • approving the Group Remuneration Policy; • approving, in accordance with the Group Remuneration Policy, remuneration arrangements, variable remuneration outcomes and adjustments to variable remuneration where appropriate for Group Executives, other employees who are accountable persons under the Financial Accountability Regime (FAR) (Accountable Person), any person performing a role specified by the Australian Prudential Regulation Authority (APRA) and any other person the Board determines; • approving the annual financial targets and financial statements, and monitoring financial performance against forecast and prior periods; • reviewing and approving capital management initiatives, including determining our dividend policy and the amount, nature and timing of dividends to be paid; • approving the Internal Capital Adequacy Assessment Process, including reviewing Group stress testing outcomes/scenarios, and approving recovery and resolution plans; • considering and approving our overall risk management framework for managing financial and non-financial risks; • approving the Risk Management Strategy and the Board Risk Appetite Statement and monitoring the effectiveness of risk management by the Group; • forming a view of our risk culture and overseeing the identification of, and steps taken to address any desirable changes to risk culture; • considering the social, ethical and environmental impact of our activities, setting standards and monitoring compliance with our sustainability policies and practices, and approving the Westpac Group's sustainability strategy and its position on material sustainability matters; • overseeing and monitoring workplace health and safety (WHS) issues in the Group and considering appropriate WHS reports and information; and • meeting with representatives from our principal regulators on a regular basis. The Board Charter is available on our website at: www.westpac.com.au/about-westpac/westpac-group/ corporate-governance/constitution-board/. WESTPAC’S BOARD AND BOARD COMMITTEE STRUCTURE BOARD COMMITTEES Provide relevant periodic assurances and reports (as appropriate) Provide assurance on the remuneration disclosures in the Remuneration Report Provide assurance on risk components of the annual report and interim financial results announcement Delegation Assurance, Oversight through Reporting Accountability Accountability Delegation Delegation Board Committees will refer matters to the Board or other Board Committees where appropriate. Specific reporting as shown above BOARD Independent Assurance and Advice External Auditors Group Audit Independent Assurance and External Advice Chief Executive Officer Group Executives Remuneration Audit Nominations & Governance Risk

6 WESTPAC GROUP 2025 CORPORATE GOVERNANCE STATEMENT The Board has delegated to the CEO, and through the CEO to the Executive Team, responsibility for the day-to-day management of Westpac’s business. These delegations are subject to the limitations and restrictions contained in the delegation instruments. The Board is assisted in meeting its roles and responsibilities by its four standing Board Committees. Further information about each of the Board Committees is set out in the section titled ‘Role of the Board Committees’. Chairman The Board elects one of the independent Non-executive Directors as Chairman. Our Chairman is Steven Gregg. His role includes: • providing effective leadership to the Board in relation to all Board matters; • guiding the agenda and conducting all Board meetings to facilitate discussions, challenge and decision-making; • in conjunction with the Company Secretary, arranging regular Board meetings throughout the year and confirming that minutes of meetings accurately record decisions taken and, as required, the views of individual Directors; • overseeing the process for appraising Directors and the Board as a whole; • overseeing Board succession, including in relation to the Board Chair and Board Committee Chair roles; • acting as a conduit between management and the Board, and being the primary point of communication between the Board and CEO; • representing the views of the Board to the public; and • taking a leading role in creating and maintaining an effective corporate governance system. CEO Our Managing Director and CEO is Anthony Miller. His role includes: • leadership of the Executive Team and, with the Board, overseeing succession planning for the Executive Team; • developing strategic objectives for the business and achievement of the planned results; and • the day-to-day management of the Westpac Group’s operations, subject to the specified delegations of authority approved by the Board.

INTRODUCTION THE BOARD OPERATION OF THE BOARD DIVERSITY, ETHICAL DECISION MAKING & KEY POLICIES SUSTAINABILITY & RISK FINANCIAL REPORTING AND DISCLOSURE 7 Board skills, experience and attributes Westpac seeks to maintain a Board of Directors with a broad range of relevant financial and other skills, knowledge, and experience necessary to guide the business of the Group. The Board uses a skills matrix to illustrate the key skills and experience the Westpac Board is seeking to achieve in its membership collectively and the number of Directors with each skill and experience. The skills matrix also assists to identify focus areas for the continuing education and professional development of Directors. For example, in FY25 these focus areas included technology developments and key environmental, social and governance topics (amongst others), which were facilitated through a combination of structured workshops, targeted deep dives, and site visits aligned with strategic priorities. The skills matrix also assists to identify areas where it may be desirable for specialist external expertise to be retained to supplement the Board’s skills and experience. The skills matrix is set out in Figure 1. FIGURE 1 – BOARD SKILLS, EXPERIENCE AND ATTRIBUTES AS AT 30 SEPTEMBER 2025 SKILLS AND EXPERIENCE DESCRIPTION NUMBER OF DIRECTORS Customer focus Experience in developing and overseeing a strong customer-focused culture in large and complex organisations, and a demonstrable commitment to achieving customer outcomes Strategy An ability to define strategic objectives, constructively question business plans, oversee the implementation of strategy using commercial judgement and bring a global perspective to bear Financial services Experience working in, or advising, the banking and financial services industry with strong knowledge of its economic drivers and global business perspectives Financial acumen Highly proficient in accounting or related financial management and reporting for businesses of significant size Risk management Experience in anticipating, recognising and managing risks, including financial, non-financial and emerging risks, and monitoring risk management frameworks and controls Technology, digital and data Experience in overseeing the application of technology in large and complex organisations, including in areas such as innovation, disruptive technologies, data, cyber-security, digital transformation and customer experience Governance Experience as a Director of a listed entity, with detailed knowledge of governance, including legal, compliance, regulatory and public policy issues applicable to listed entities and highly regulated industries Environment and social Experience in understanding and identifying potential risks and opportunities arising from environmental and social issues People and culture Experience in people matters including workplace health and safety, cultures, morale, inclusion and diversity, management development, succession, remuneration and talent retention initiatives Executive leadership Having held a CEO or a similar senior leadership role in a large complex organisation, and having experience in managing the business through periods of significant change and delivering desired business outcomes Deep experience and knowledge General working experience and knowledge Limited working experience and knowledge In addition to the skills outlined above, the Westpac Board seeks to ensure that it operates as a cohesive team, bringing together a range of perspectives to guide the Group and oversee management. The Westpac Board also expects its members to be committed to supporting our Purpose and upholding our Commitments and Behaviours.

8 WESTPAC GROUP 2025 CORPORATE GOVERNANCE STATEMENT Board diversity A diverse group of skilled Directors helps us be a stronger organisation that makes better decisions. In relation to gender diversity, for 2025, the Board Nominations & Governance Committee confirmed its objective of 40% women, 40% men and 20% any gender for the composition of the Westpac Board. In FY25, this objective included the Managing Director and CEO. From FY26, the Managing Director and CEO will be included within the Executive Team objective, with the Board objective applying only to Non-executive Directors1 .. As at 30 September 2025, the gender composition of the Board was 64% male and 36% female. Independence All Non-executive Directors satisfy our criteria for independence, which aligns with the guidance provided in the ASXCGC Recommendations. The Board assesses the independence of our Non-executive Directors on appointment and annually. Each Non-executive Director provides an annual attestation of their interests and independence. Directors are considered to be independent if they are independent of management and free from any business or other relationship that could materially interfere with, or could reasonably be perceived to materially interfere with: • the exercise of their unfettered and independent judgement; and • their ability to act in the best interests of Westpac as a whole rather than the interests of another party. Materiality is assessed on a case-by-case basis by reference to each Non-executive Director’s individual circumstances rather than by applying general materiality thresholds. Each Non-executive Director is required to disclose any business or other relationship that they have directly, or as a partner, shareholder or officer of a company or other entity that has an interest or a business or other relationship with Westpac or a Group entity. The Board considers information about any such interests or relationships, including any related financial or other details, when it assesses the Non-executive Director’s independence. APPOINTMENT OF DIRECTORS The Board Nominations & Governance Committee considers and makes recommendations to the Board on candidates for appointment as Directors. Such recommendations pay particular attention to: • the mix of skills, experience, expertise, diversity, independence, and other qualities of existing Directors; and • how the candidate’s attributes will balance and complement those skills and qualities, and address any potential skills gaps in relation to the current and future composition of the Board. Subject to the Constitution and ASX Listing Rules, the Board may appoint a Director, either to fill a casual vacancy or as an addition to the existing Directors. Except for the CEO, a Director appointed by the Board holds office only until the close of the next annual general meeting (AGM) but is eligible for election by shareholders at that meeting. Our Constitution states that a Director (except for the CEO) must not hold office (without re-election) past the third AGM following their appointment or last election, or for more than three years, whichever is longer. Retiring Directors hold office until the conclusion of the meeting at which they retire but are eligible for re-election at that meeting. Our Constitution also provides that at least one Director must stand for election or re-election at each AGM. This requirement could be satisfied by a person standing for election as a new Director; a Director who has been appointed to fill a casual vacancy seeking election; or a Director seeking re-election because of the tenure limitation (referred to in the paragraph above). If there are no such Directors required to stand for election or re-election at the AGM, and no Director volunteers to stand for re-election, the Director who has served the longest in office since their last election or re-election must retire and stand for re-election. The CEO is not required to stand for re-election. Prior to a Director’s appointment or consideration for election or re-election by shareholders, the Board conducts due diligence and considers the results of the Board performance evaluation conducted during the year. Where a Director is seeking election or re-election, Westpac provides shareholders with all material information relevant to a decision on whether or not to elect or re-elect a Director. New Directors receive an induction pack and letter of appointment setting out the expectations of the role, and conditions of appointment including the expected term of appointment and remuneration. This letter aligns to the ASXCGC Recommendations. All new Directors participate in an induction program to familiarise themselves with our business and strategy, culture, commitments and 1. The Westpac Director Appointment & Renewal Policy outlines considerations for the appointment of candidates, including gender diversity for the appointment of Non-executive Directors to the Westpac Board. The Managing Director and CEO is appointed to the Westpac Board due to their executive position.

INTRODUCTION THE BOARD OPERATION OF THE BOARD DIVERSITY, ETHICAL DECISION MAKING & KEY POLICIES SUSTAINABILITY & RISK FINANCIAL REPORTING AND DISCLOSURE 9 behaviours and any current issues before the Board/ Board Committees. The induction program includes an opportunity to review key documents and meet with a range of representatives from the organisation, including the Chairman, the CEO, the Board Committee Chairs and each Group Executive. The Westpac Director Appointment & Renewal Policy limits the tenure of office that any Non-executive Directors other than the Chairman may serve to 9 years, from the date of first election by shareholders. The maximum tenure for the Chairman is 12 years (which includes any term served as a Director prior to being elected as Chairman), from the date of first election by shareholders. The Board, on an exceptional basis, may extend the maximum terms specified above where it considers the extension would benefit the Group. The Board may exercise this discretion on an annual basis, and the Director concerned will be required to stand for re-election annually. The average Board tenure as at 30 September 2025 is set out below. The length of service of each Director is set out in the Directors’ report in our 2025 Annual Report. Conflicts of interest All Directors are required to disclose to the Board any actual, potential or apparent conflicts of interest upon appointment and are required to keep these disclosures up to date. Any Director with a material personal interest in a matter being considered by the Board must declare their interest and may not be present during any related boardroom discussions nor vote on the matter unless the Board resolves otherwise. Continuing education Directors undertake continuing education and training to develop and maintain the skills and knowledge needed to perform their role effectively, including by participating in workshops held throughout the year, attending relevant site visits, and undertaking relevant external education. These activities are planned each year and are included in the Board’s/Board Committees’ calendars. In addition, the Board and Board Committees consider whether additional education and professional development opportunities should be offered as part of the annual Board Effectiveness Review. Access to information All Directors have unrestricted access to company records and information required to perform their duties, and receive regular detailed financial and operational reports from senior management. Each Director also enters into an access and indemnity agreement, which among other things, provides for access to documents for up to seven years after their retirement as a Director. The Chairman and other Non-executive Directors regularly consult with the CEO, CFO and other senior executives, and may consult with, and request additional information from, any of our employees. Access to advice All Directors have access to advice from senior internal legal advisers including the Group General Counsel. The Board collectively, and all Directors individually, can also seek independent professional advice, at Westpac's expense, to help them carry out their responsibilities. While the Chairman’s prior approval is needed, it may not be unreasonably withheld. Remuneration framework Information about our remuneration framework, including policies and practices regarding the remuneration of Non-executive Directors, the CEO and other senior executives, is included in the Remuneration Report in the Directors’ report (which is located in our 2025 Annual Report). Westpac does not provide performance-based remuneration or retirement benefits (other than superannuation) to Non-executive Directors. The Remuneration Report also includes details of Westpac’s hedging policy, which prohibits participants in equity plans from entering into transactions that mitigate the risk associated with the equity award.

10 WESTPAC GROUP 2025 CORPORATE GOVERNANCE STATEMENT PERFORMANCE REVIEWS Board, Board Committees and Directors The Board undertakes ongoing self-assessment as well as an annual performance review, which is periodically conducted by an independent consultant. The review process includes an assessment of the performance of the Board, the Board Committees and each Director, with outputs collected, analysed and presented to the Board. The Board will discuss the results and agree follow-up actions. Directors meet individually with the Chairman to discuss performance feedback (and in the case of the Chairman, performance is discussed with another Board Committee Chair). At the time of this Corporate Governance Statement, the 2025 financial year evaluation has been completed, the Board discussed the results and agreed follow up action on matters relating to Board composition, process, priorities and continuing education. Board assessment of management performance The Board, in conjunction with its Board Remuneration Committee, is responsible for: • selecting, appointing, and determining terms of appointment of, the CEO and the CFO; • determining the CEO’s goals and objectives, and evaluating the CEO’s performance in light of these objectives; • approving the appointment of Group Executives, the Chief Audit Officer, and any other person the Board determines; and • approving individual remuneration arrangements, and adjustments to variable remuneration where appropriate for Group Executives and certain other senior employees, including in light of relevant matters brought to the attention of the Board Remuneration Committee from the CEO, Chief Risk Officer, Chief People Officer, Chief Audit Officer, and Chairs of the Board Risk Committee and Board Audit Committee. All new senior executives receive an employment contract setting out the terms and conditions of their employment, and those that are Accountable Persons also receive an Accountability Statement for their respective role. Briefing sessions are scheduled to discuss our strategies and operations, and the respective roles and responsibilities of the Board and senior management. Under Westpac’s executive remuneration framework, the performance of senior executives is assessed annually. Management performance evaluations for the financial year ended 30 September 2025 were conducted following the end of the financial year. The process for reviewing the performance of senior executives, as well as further information on Westpac’s executive remuneration framework, FY25 performance objectives and performance achieved, is contained in the Remuneration Report in the Directors’ report (which is located in our 2025 Annual Report).

INTRODUCTION THE BOARD OPERATION OF THE BOARD DIVERSITY, ETHICAL DECISION MAKING & KEY POLICIES SUSTAINABILITY & RISK FINANCIAL REPORTING AND DISCLOSURE 11 ROLE OF THE BOARD COMMITTEES The Board is assisted by its four standing Board Committees and the key roles, responsibilities, and composition requirements of each of the Board Committees are outlined in their respective Charter summarised in the table below. The Board Committee Charters are available on our website at www.westpac.com.au/about-westpac/westpac-group/ corporate-governance/constitution-board/. All of the Board Committees are required to: • have at least three independent Non-executive Directors; • comprise a majority of independent Directors; and • with the exception of the Board Nominations & Governance Committee1 , have an independent Non-executive Director as the Committee Chair, who is not the Board Chair. In addition, the Board Risk Committee must have at least one member of the Board Audit Committee and Board Remuneration Committee as members. At present all of the Board Committees are comprised of Non-executive Directors. Board Committee members are chosen for the skills and experience they can contribute to the respective Board Committees and their qualifications are set out in the Directors’ report, in our 2025 Annual Report. COMMITTEE KEY RESPONSIBILITIES Board Risk Committee (BRiskC) • Michael Ullmer (Chairman) • Tim Burroughs • Nerida Caesar • David Cohen • Peter Nash To assist the Board by: • providing oversight of the implementation and operation of the Group's risk management framework; • forming a view of the risk culture within the Group; • reviewing and recommending for approval the Risk Management Strategy, and the Board Risk Appetite Statement; • reviewing and approving individual risk management frameworks and policies and reviewing the monitoring of performance under those frameworks and policies (as appropriate); • reviewing and approving limits and conditions that apply to delegated credit risk and market risk approval authorities; • reviewing and recommending for approval the Internal Capital Adequacy Assessment Process, including target capital ranges, and reviewing and monitoring capital levels for consistency with the Board Risk Appetite Statement; • reviewing stress testing results, and with the Board, providing feedback on future scenarios; • reviewing and recommending Westpac's Recovery and Exit Plan and Westpac's Group-wide resolvability assessments and pre-positioning plans to the Board for approval; • reviewing and assisting the Board to form a view on the sufficiency of recovery capacity to restore financial resilience in periods of stress and oversee the execution of any recovery and exit actions; • reviewing Group cyber risk and cybersecurity reporting, including oversight of the Group’s cyber risk management and controls; • providing oversight of risks associated with the Group’s approach to customer remediation activities, management of customer complaints and hardship; • providing oversight of the Group’s management of other financial and non-financial risks including financial crime risk, reputation and sustainability risks including climate risk; and • monitoring changes anticipated for the economic, geopolitical and business environment, including considering emerging risks. 1. The Board Chair is the Chair of the Board Nominations & Governance Committee.

12 WESTPAC GROUP 2025 CORPORATE GOVERNANCE STATEMENT COMMITTEE KEY RESPONSIBILITIES Board Audit Committee (BAC) • Peter Nash (Chairman) • Nerida Caesar • Michael Ullmer To assist the Board by: • overseeing the integrity of financial statements and financial reporting systems of Westpac and its related bodies corporate; • maintaining oversight of the external audit engagement, and overseeing the external auditor’s qualifications, performance, independence and fees; • overseeing the performance of the internal audit function; • overseeing the integrity of the Group’s corporate reporting including the Group‘s financial and sustainability reporting, and compliance with prudential regulatory reporting and professional accounting requirements; • reviewing and discussing with management and the external auditor the half and full year financial statements, Annual Report disclosures, and the Sustainability Report and recommending their approval to the Board; and • reviewing and discussing the process by which management assures the integrity of information on earnings and key sustainability metrics. Board Remuneration Committee (BRemC) • Margaret Seale (Chair) • Tim Burroughs • Debra Hazelton • Andy Maguire To assist the Board by reviewing and making recommendations in relation to: • the Group’s remuneration framework (as articulated in the Group Remuneration Policy), as well as assessing its compliance with laws, regulations and prudential standards; • individual remuneration arrangements and variable remuneration outcomes for the CEO, Group Executives, other Accountable Persons, and any other person the Board determines; • the remuneration framework, policies, and fee levels (including superannuation) for Non-executive Directors on the Board and subsidiary Boards; • remuneration arrangements on a cohort basis (including variable remuneration outcomes) for certain employees; and • in conjunction with the Board Chair, review and make recommendations on the performance of the CEO, including their goals and objectives as assessed against the Group Performance Review. Board Nominations & Governance Committee (BNGC) • Steven Gregg (Chairman) • Peter Nash • Margaret Seale To assist the Board, including by: • recommending candidates for appointment as Non-executive Directors to the Board and the Boards of significant subsidiaries; • reviewing the process for the induction and continuing education of Directors; • considering succession planning for Non-executive Directors; • assessing the overall skills, experience, expertise and diversity of the Board; • reviewing annually diversity generally within the Group, including approving measurable objectives for achieving diversity and the Group’s progress in achieving such objectives; • reviewing annually the time required to be committed to Westpac business by Non-executive Directors on the Board; and • reviewing and, where required, approving the Group’s corporate governance policies. Information about Board Committee composition changes in FY25 can be found in the Directors' meetings section of the Directors’ report, in our 2025 Annual Report. From time to time, the Board may form other Committees or request Directors to undertake specific extra duties. In addition, the Board may participate (either directly or through representatives) in due diligence committees in relation to strategic decisions and capital and funding activities. For example, in FY24 the Directors UNITE Oversight Group was established to provide oversight of the ongoing UNITE program. Each Board Committee: • will refer to the Board or other Board Committee any matter that comes to their attention that is relevant for the Board or respective Board Committee; and • is entitled to the resources and information it requires and has direct access to our employees and advisers.

INTRODUCTION THE BOARD OPERATION OF THE BOARD DIVERSITY, ETHICAL DECISION MAKING & KEY POLICIES SUSTAINABILITY & RISK FINANCIAL REPORTING AND DISCLOSURE 13 Board and Board Committee meetings The number of meetings of the Board and Board Committees for the financial year ended 30 September 2025, and each Director’s attendance is reported in the Directors' meetings section of the Directors’ report, in our 2025 Annual Report. Scheduled meetings of the Board Committees occur at least quarterly, with the Board Risk Committee meeting at least five times annually. All Board Committees can meet more frequently as necessary. Non-executive Directors regularly meet without management present, so they can discuss issues appropriate to such a forum. Senior executives and other selected employees are invited, where considered appropriate, to participate in Board and Board Committee meetings. They are also available to be contacted by Directors between meetings. All Directors can receive all Board Committee papers and can attend any Board Committee meeting, provided there is no conflict of interest. The CEO attends all Board Committee meetings, except where they have a material personal interest in a matter being considered. Board Audit Committee financial knowledge All Board Audit Committee members have appropriate financial experience, an understanding of the financial services industry and satisfy the independence requirements under the ASXCGC Recommendations, Securities Exchange Act of 1934 (US) (as amended) and its related rules. The Board has determined that Mr Nash is an ‘audit committee financial expert’ and independent in accordance with US securities law. The designation of Mr Nash as an audit committee financial expert does not impose duties, obligations or liability on him that are greater than those imposed on him as a Board Audit Committee member, and does not affect the duties, obligations or liability of any other Board Audit Committee member or Board member. Audit committee financial experts are not deemed as an ‘expert’ for any other purpose. Meeting with Regulators The Directors met with representatives from the Australian Securities and Investments Commission (ASIC), APRA, Australian Financial Complaints Authority (AFCA), and Australian Transaction Reports and Analysis Centre (AUSTRAC) during the course of the year. Role of the Company Secretary Westpac’s Company Secretary attends Board and Board Committee meetings and is responsible for the operation of the Secretariat function, including advising the Board on governance and, in conjunction with management, giving practical effect to the Board’s decisions. The Company Secretary is accountable to the Board, through the Chairman, on all matters to do with the proper functioning of the Board. A profile for the Company Secretary can be found in the Directors’ report, in our 2025 Annual Report.

14 WESTPAC GROUP 2025 CORPORATE GOVERNANCE STATEMENT DIVERSITY At Westpac we’re focused on building a workplace that fosters a diverse and inclusive workforce where our people feel valued, respected and safe. We seek to embrace everything that makes people unique in their identity like age, cultural background, disability, ethnicity, sex, gender identity, marital or family status, religious belief, sexual orientation or socio-economic background. Our Diversity, Equity & Inclusion Strategy and Policy aims to put people at the heart of everything we do and sets out our objective to encourage a more inclusive workplace for our people to support our customers. We are focused on hiring, developing and retaining diverse talent in a culture that embraces and celebrates differences, and allows people to feel safe at work. Our Diversity, Equity, and Inclusion priorities Our Executive Team oversees the Group-wide Diversity, Equity, and Inclusion Strategy and Policy and reviews progress at least annually. We are committed to creating an inclusive environment for all employees by focusing on: • growing leaders who reflect the diversity of our customers and workforce and providing fair and equitable access to career and development opportunities; • incorporating diversity, equity and inclusion considerations into decision-making processes to create accountability for our Diversity, Equity and Inclusion commitments throughout the organisation; and • fostering a safe workplace where inclusive leadership behaviours are consistently demonstrated. Making Inclusion happen We expect all employees to foster a culture which values diversity and includes everybody. The Board Nominations & Governance Committee annually reviews diversity within the Group, including approving diversity and inclusion objectives and overseeing progress in achieving these objectives. Westpac is a signatory to the 40:40 Vision, and the Board Nominations & Governance Committee confirmed the Group’s measurable objectives (which were in place for this reporting period) for achieving gender diversity in the composition of the Board, Executive Team, General Managers, and workforce generally as follows: • achieve 40:40:20 on the Westpac Board; • achieve 40:40:20 in our Executive Team1 ; • achieve 40% (+/- 2%) women in our General Manager population; • achieve 50% (+/- 2%) women in our Senior Leadership2 ; and • maintain at least 50% women in our workforce generally. More information is set out in the table below. % FEMALES SEP-24 SEP-25 TARGET TARGET MET Westpac Board 40 36 40:40:20a Not met Executive Team 50 50 40:40:20a Met General Managers 40 37 40 +/- 2% Not met Senior Leadership 49 49 50 +/- 2% Met Westpac workforce 54 54 50 Met a. 40% women, 40% men and 20% of any gender 1. Includes the full Executive Team other than the CEO. 2. Senior Leadership refers to the proportion of women (permanent and maximum term) in senior leadership roles across the Group. It includes the Executive Team, General Managers, and direct reports to General Managers, excluding administrative or support roles.

INTRODUCTION THE BOARD OPERATION OF THE BOARD DIVERSITY, ETHICAL DECISION MAKING & KEY POLICIES SUSTAINABILITY & RISK FINANCIAL REPORTING AND DISCLOSURE 15 The Board approved a change to measurable objectives for gender diversity from FY26 to enhance our focus on achieving gender diversity throughout the organisation. Our aim is to achieve gender diversity of 40:40:20 at all role levels by FY30, with 40% women, 40% men and 20% of any gender. This new objective allows us to be inclusive of all gender identities and applied at all levels is key to improving our gender pay gap. We are committed to achieving pay equity. We undertake like-for-like and by-level analysis to identify potential gender-based pay equity issues and take action when needed. As part of our commitment to foster a diverse and inclusive place to work, we do not tolerate discrimination, bullying or harassment, including sexual harassment. Our Discrimination, Harassment, Bullying, and Related Conduct and Sexual Harassment policies are available at the following link www.westpac.com.au/ about-westpac/inclusion-and-diversity/. Our ‘Upstander’ initiative aims to grow employee confidence and capability to speak up and take action against behaviours and activities that negatively impact others. We have made progress against our commitments in our fifth Reconciliation Action Plan. Aboriginal and Torres Strait Islander workforce representation rose to 1.15%, though retention challenges have slowed progress towards our 1.5% target. We have implemented measures to support our Indigenous employees, including our Echo leadership and mentoring programs that are designed to support emerging leaders by building leadership capability and career progression. We have also appointed a First Nations Engagement Manager to further develop and implement retention and development strategies for Indigenous employees. We provide mandatory online Indigenous cultural learning to our employees, with an enhanced learning option also available. Our next Reconciliation Action Plan will launch in FY26. Our ten Employee Advocacy Groups help us strengthen an inclusive culture by building trusted communities that celebrate and advocate for gender, LGBTQIA+, young and mature-age employees, cultural diversity in leadership, accessibility, Indigenous employees, veterans, skilled volunteering and supporting victims of domestic and family violence. Westpac offers workplace flexibility and provides employees with a variety of leave options such as parental leave (including support for those who experience pregnancy loss), leave to undergo fertility treatment or arrange adoption of foster care, carers’ leave, culture, wellbeing and lifestyle leave, career breaks, purchased leave, uncapped domestic and family violence support leave, gender affirmation leave, Sorry Business and Sad News leave, volunteer leave, defence reserves and emergency services leave. Further information on our inclusion and diversity programs and performance, as well as a copy of our Diversity, Equity & Inclusion Policy and Westpac’s Workplace Gender Equality Agency (WGEA) report, can be found on our website at www.westpac.com.au/about-westpac/inclusion-and-diversity/.

16 WESTPAC GROUP 2025 CORPORATE GOVERNANCE STATEMENT ETHICAL DECISION MAKING Ethical and responsible decision making is critical to decision-making at Westpac. Our Purpose, Commitments and Behaviours, together with our Code of Conduct and related policies and frameworks, are focused on instilling and reinforcing an ethical and responsible decision-making culture across the Group. What we stand for Westpac’s Purpose is: Taking action now to create a better future. In working to fulfil our Purpose, we are guided by our Commitments and Behaviours. Together, our Purpose, Commitments and Behaviours define what we stand for. They set the direction for our culture by being practical, and actionable, providing clarity about what is valued most and what our people need to do. Our Commitments are the promises we make to each other, our customers, our communities, and stakeholders. Underpinning our three Commitments are our Behaviours which describe how we show up to deliver on those promises clearly, consistently, and with impact. They address important themes such as speaking up, ownership, collaboration and empowerment. We embed our Purpose, Commitments and Behaviours through employee and leadership initiatives and align them with the systems, processes and policies that clarify what we expect from each other, and how we work together, every day. Code of Conduct The Westpac Code of Conduct (Code) sets out a consistent standard and establishes the expectations of our people to do what is right. The Code goes beyond an obligation to comply with laws and policies and is a key aspect of improving conduct to seek to ensure fair outcomes for customers, communities and each other. The Code requires us to apply the ‘Should We?’ Test when making decisions and encourages our people to speak up when our standards are not being met. We take non-compliance with the Code seriously. Material breaches of the Code are reported to the Board Risk Committee. Supporting the Code are numerous frameworks and policies outlining our commitment to sustainable business practices and behaviours. These include our Purpose, Commitments and Behaviours, policies and position statements addressing sustainability themes such as human rights, climate change and other environmental and social impacts. The Code is available on our website at www.westpac.com.au/about-westpac/westpac-group/ corporate-governance/principles-policies/. OUR PURPOSE TAKING ACTION NOW TO CREATE A BETTER FUTURE OUR COMMITMENTS ALWAYS DELIVER, SAFELY MAKE AN IMPACT OWN IT We love to tackle the tough stuff. We're tenacious and committed to finding solutions for customers that keep them safe and manage our risk. We aim to make a real, sustainable difference. We create authentic and lasting value for our customers and the communities we serve. We take accountability and do what we say we will. We're focused on what our customers need from us and we won't give up until we've delivered for them. OUR BEHAVIOURS ASK 'SHOULD WE?' Take thoughtful risks we understand and can manage STOP BUSY WORK Deliver great results for our customers, focusing on outcomes not just tasks DON'T PASS THE BUCK Lean in and collaborate with others to solve problems CUT THROUGH COMPLEXITY Clear obstacles that are in the way of progress BE CURIOUS Seek feedback and data to continuously adapt, innovate, and grow SPEAK UP Speak up if something doesn't feel right IDENTIFY, FIX, SHARE Identify and own mistakes, fix them properly, and share what you learned RESPECTFULLY CHALLENGE IF YOU DISAGREE Value diverse views to find new paths forward TAKE THE LEAD Reimagine what's broken and improve what isn't THE OUTCOMES WE EXPECT

INTRODUCTION THE BOARD OPERATION OF THE BOARD DIVERSITY, ETHICAL DECISION MAKING & KEY POLICIES SUSTAINABILITY & RISK FINANCIAL REPORTING AND DISCLOSURE 17 KEY POLICIES We have a number of key policies that seek to manage our regulatory compliance and human resource requirements. We are also subject to a range of external industry codes, such as the Banking Code of Practice and the ePayments Code. Code of Ethics for Senior Finance Officers Our Code of Accounting Practice and Financial Reporting (COAPFR) complements our Code of Conduct. It is designed to assist our CEO, CFO and other principal financial officers to apply the highest ethical standards to their duties and responsibilities with respect to accounting and financial reporting. The COAPFR requires those officers to: • act honestly and ethically, including in the handling of actual or apparent conflicts of interest between personal and professional relationships; • provide full, fair, accurate, timely and understandable disclosure in reporting and other communications; • comply with applicable laws, rules and regulations; • promptly report violations of the COAPFR; and • be accountable for adherence to the COAPFR. The COAPFR is available on our website at www.westpac.com.au/about-westpac/westpac-group/ corporate- governance/principles-policies/. Delegated authority The Delegated Authority Policy outlines key principles (and forms part of a framework) governing decision-making within the Westpac Group, including channels of escalation and reporting to the Board. The scope of, and limitations to, authority delegated by the Board to the CEO and through the CEO to other Group Executives, is articulated in delegation instruments and covers areas such as expenditure, funding and securitisation, and lending. These delegations help provide clarity on roles, authorities and responsibilities within the Group, and act as an internal tool of empowerment, control and risk management. Any matters or transactions outside the delegations of authority given to management are required to be referred to the Board or relevant Board Committee for approval. Securities trading Westpac’s Group Securities Trading Policy prohibits Directors, employees, secondees and contractors from trading in any securities and other financial products that they possess inside information on. Additionally, individuals are strictly prohibited from disclosing inside information to others who may use it to trade, or from encouraging or procuring others to trade on such information. The policy requirements also extend to associate accounts. In addition, Directors and any employees, secondees or contractors who, by virtue of their seniority or role, may have access to material non-public information about Westpac (known as Key Prescribed Employees and/or Prescribed Employees) are subject to additional trading restrictions. These include blackout periods, prohibiting trading prior to and immediately after release of the annual and half year results. These additional restrictions also apply to their associates. The Westpac Group Securities Trading Policy is available in the Corporate Governance section of our website at www.westpac.com.au/about-westpac/westpac-group/corporate-governance/principles-policies/. Concern reporting and whistleblower protection The Westpac Group Speaking Up Policy encourages all eligible persons to raise any concerns about our activities or behaviours that may be unlawful or unethical. Our senior management are committed to supporting those who speak up. Westpac does not tolerate detrimental conduct related to a Speaking Up report. A person can raise a concern using our whistleblowing channels, including our reporting system ‘Concern Online’ and our Whistleblower Hotline. Both channels enable anonymous reporting. Westpac’s Whistleblower Protection Officers are responsible for providing protections to whistleblowers who are concerned about potentially experiencing detrimental conduct because of speaking up. They also engage directly with whistleblowers to address risks of reprisal. Whistleblowers may raise a concern directly with a Whistleblower Protection Officer. The Westpac Group Speaking Up Policy requires that we investigate concerns in a confidential, fair and objective manner. If the investigation shows that wrongdoing occurred, we are committed to taking action, such as changing our processes and imposing consequences on those involved in wrongdoing. Outcomes may also involve reporting the matter to relevant authorities and regulators. The Board Audit Committee, in conjunction with the Board Risk Committee, oversees Westpac’s Whistleblower Program. Material whistleblower matters raised under the Westpac Group Speaking Up Policy are reported to the Board Risk Committee and may be escalated to the Board Audit Committee as appropriate. The Board Risk Committee also receives regular reporting on whistleblowing, including key metrics, measures and themes that provide insights into the performance of the Whistleblower Program. The Westpac Group Speaking Up Policy is available on our website at www.westpac.com.au/about-westpac/westpac-group/corporate-governance/principles-policies/. Anti-Bribery and Corruption The Westpac Group has an Anti-Bribery and Corruption (ABC) Policy and related bribery and corruption prevention standards, procedures and systems. Material breaches of the ABC Policy are reported to the Board Risk Committee. The ABC Policy is available on our website at www.westpac.com.au/ about-westpac/westpac-group/corporate-governance/ anti-bribery-corruption-policy-procedures/.

18 WESTPAC GROUP 2025 CORPORATE GOVERNANCE STATEMENT Westpac has no tolerance for any form of bribery or corruption. This includes a ban on facilitation payments and offering or soliciting secret commissions. Westpac is committed to preventing, detecting and deterring bribery and corruption by managing its bribery and corruption risk and complying with relevant ABC legislation in all jurisdictions in which it operates or has dealings. This includes the Australian Criminal Code Act 1995 (Cth), the Bribery Act 2010 (UK) and the Foreign Corrupt Practices Act 1977 (US). Under the ABC Policy, Westpac expects that its officers, Directors, employees, agents, contractors, service providers, subsidiaries and third parties acting for or on behalf of Westpac will comply with all applicable ABC laws and will not offer, provide, authorise, request or receive a bribe or anything which may be viewed as a bribe. Fit and Proper Person assessments Westpac’s Board-approved Group Fit and Proper Policy (F&P Policy) outlines how we assess the fitness and propriety of our Directors, Accountable Persons, and other individuals in key positions of responsibility. The F&P Policy supports Westpac in complying with APRA Prudential Standards CPS 520 and SPS 520, the Banking Act 1959 (Cth), Financial Accountability Regime Act 2023 (Cth), Superannuation Industry (Supervision) Act 1993 (Cth), relevant ASIC licensing requirements (Australian Financial Services Licence and Australian Credit Licence) and equivalent offshore regulations as applicable. The Chairman of the Board is responsible for assessing the fitness and propriety of our CEO and Non-executive Directors. The Board (as a collective) is responsible for assessing the fitness and propriety of the Chairman. A Fit and Proper Committee is responsible under delegated authority from the Board for undertaking a fit and proper assessment of all other individuals in key positions of responsibility. In all cases, a fit and proper assessment will be undertaken prior to their initial appointment and they will be re-assessed annually. This involves the relevant individual providing a declaration and background checks (including police and bankruptcy checks) being undertaken as appropriate. Conflicts of interest Westpac’s conflicts of interest framework is designed to identify and manage actual, potential and perceived conflicts of interest. The conflicts of interest framework includes the Group Conflicts of Interest Policy, along with supporting policies, standards and procedures. Under our conflicts of interest framework, any person who acts on behalf of the Westpac Group must: • promptly identify, declare, assess, manage and record conflicts of interest appropriately; • discharge their duties concerning conflicts of interest with integrity, fairness, honesty and due skill, care and diligence; • avoid a conflict of interest where it cannot be effectively managed; and • not solicit, accept or offer money, gifts, favours or entertainment that might influence, or might be seen to influence, their professional judgement. Modern Slavery Under the Australian Modern Slavery Act 2018 (Cth) and Modern Slavery Act 2015 (UK), Westpac is required to prepare an annual statement describing the risks of modern slavery across our operations and supply chain, and the actions taken to address the risks. Westpac published a joint statement for FY24 on behalf of itself and certain reporting entities within the Group that addresses the requirements of both Acts. The Westpac Group’s 2024 Modern Slavery Statement was published in March 2025 and can be located at www. westpac.com.au/ content/dam/public/wbc/documents/pdf/aw/sustainability/ wbc-2024-modern-slavery- statement.pdf. Customer Advocate Westpac’s Customer Advocate provides advice and guidance to our complaints team regarding complaints raised by customers in relation to personal banking and small business matters. In addition, the Customer Advocate recommends changes to policies, procedures and processes, arising from the complaints made by customers, and in particular focuses on how we can best support our vulnerable customers.

INTRODUCTION THE BOARD OPERATION OF THE BOARD DIVERSITY, ETHICAL DECISION MAKING & KEY POLICIES SUSTAINABILITY & RISK FINANCIAL REPORTING AND DISCLOSURE 19 SUSTAINABILITY We view sustainable and responsible business practices as important for our business and our stakeholders. Sustainability is about managing environmental and social risks and opportunities across our business in a way that seeks to balance the needs of our stakeholders – our customers, employees, suppliers, investors and the communities in which we operate. We aim to address the matters we believe are the most material for our business and our stakeholders, now and in the future. Environmental and social risks and opportunities continue to evolve so we seek to monitor these developments while aiming to embed sustainability into our business practices. We participate in a number of voluntary initiatives including the Global Reporting Initiative (GRI), the UN Global Compact and the International Sustainability Standards Board (ISSB) standards. We report on the most material sustainability topics, identified in our annual materiality assessment and aligned with the GRI standards, in our Annual Report and on our website. We are also focused on aligning our reporting with the new Australian Accounting Standards Board requirements for climate-related disclosure (AASB S2), which become mandatory for Westpac from our FY26 reporting year, as well as the Aotearoa New Zealand Climate Standards that have applied to our New Zealand operations since FY24. Sustainability governance and risk management disclosures are included in our Annual Report and our Sustainability Report, which are available on our website at www.westpac.com.au/about-westpac/investor-centre/annual-report/. Material exposure to sustainability risks and other categories of risks Westpac is exposed to environmental and social risks such as climate change risk. We seek to manage our material exposures to these risks, as well as other material risks we face, in accordance with our risk management strategy and frameworks. Further details about the risks we face, and how we seek to manage them, are in our 2025 Annual Report (see sections on 'Creating Value for the Community', 'Creating Value for the Environment' and 'Risk Management') and our 2025 Risk Factors. In addition, our Sustainability Report, our Human Rights Position Statement and Action Plan, and our Modern Slavery Statement are available on our website at www.westpac.com.au/about-westpac/sustainability/. RISK MANAGEMENT Westpac’s risk management framework comprises systems, structures, policies, processes and people that identify, measure, evaluate, monitor, report and control or mitigate sources of material risks. The Risk Management Strategy outlines this framework, Westpac’s material risks, and how they are managed. The Board, with the Board Risk Committee’s assistance, reviews the Risk Management Strategy and Board Risk Appetite Statement annually to satisfy itself that the risk management framework continues to be sound and that Westpac is operating within the risk appetite set by the Board. These reviews were conducted in the 2025 financial year. The Strategic review in the 2025 Annual Report provides more details on the risk management framework, including its structure based on the Three Lines of Defence model; management and the Board Risk Committee; actions taken to enhance risk management during the year; and emerging risks for Westpac. Risk Culture Westpac considers that a strong risk culture is essential for the Group’s risk management framework to operate effectively. Building and maintaining a strong risk culture is a continuing focus of the Board and will help support our ambition to be our customers' number one bank and partner through life. Westpac has embedded processes and tools to continue to improve risk culture, and track progress towards our goal of a risk culture that proactively identifies, manages and mitigates risks, learns from risk events and continuously anticipates new risks and opportunities. An ongoing Group-wide learning program provides an opportunity for employees to spend time on the specifics of risk management. Further information about this work is available in the Strategic review in our 2025 Annual Report. Three Lines of Defence (3LOD) We have adopted and continue to embed a 3LOD model which is designed to enable all our people to understand their own role and responsibilities in the active management of risk. Further information on the 3LOD model is available in the Strategic review section in our 2025 Annual Report.

20 WESTPAC GROUP 2025 CORPORATE GOVERNANCE STATEMENT FINANCIAL REPORTING AND AUDIT Approach to financial reporting Our approach to financial reporting reflects three core principles: • that our financial reports present a true and fair view of our financial position and performance; • that our accounting methods comply with applicable accounting standards and policies; and • that our external auditor is independent and serves security holders’ interests. The Board, through the Board Audit Committee, has regard to Australian and international developments relevant to these principles when reviewing our practices. The Board delegates oversight responsibility for the integrity of financial statements and financial reporting systems to the Board Audit Committee. The Board Risk Committee provides relevant periodic assurances and reports (as appropriate) to the Board Audit Committee. Similarly, the Board delegates oversight responsibility for the preparation of remuneration reports and disclosures to the Board Remuneration Committee, which recommends remuneration reports and related disclosures, and provides relevant assurances, through the Board Audit Committee to the Board for approval. CEO and CFO assurance The Board receives regular reports from management about our financial condition and operational results. Before the Board approves the half year and full year financial statements, the CEO and the CFO declare to the Board that in all material respects: • Westpac’s financial records: – correctly record and explain its transactions, and financial position and performance; – enable true and fair financial statements to be prepared and audited; and – are retained for seven years after the transactions covered by the records are completed; • the financial statements and notes comply with applicable accounting standards; • the financial statements and notes give a true and fair view of Westpac’s financial position and performance; • (in relation to full year financial statements), the consolidated entity disclosure statement is true and correct; • any other matters that are prescribed by the Corporations Act 2001 (Cth) and regulations as they relate to the financial statements and notes are satisfied; and • the declarations above have been formed on the basis of a sound system of risk management and internal control, and that the system is operating effectively in all material respects in relation to financial reporting risks. The CEO and CFO have provided such statements for the financial year ended 30 September 2025. External auditor Our external auditor (for the 2025 financial year) is KPMG, appointed by shareholders at the 2024 AGM. Our KPMG lead audit partner is Ms Kim Lawry. The external auditor receives all Board Audit Committee and Board Risk Committee papers, attends all meetings of these committees and is available to Committee members at any time. The external auditor also attends the AGM to answer questions from shareholders regarding the conduct of its audit, the audit report and financial statements and its independence. The external auditor is required to confirm its independence and compliance with specified independence standards at our half and full financial year, however in practice it confirms its independence on a quarterly basis. We strictly govern our relationship with the external auditor, including restrictions on employment, business relationships, financial interests and use of our financial products by the external auditor. Periodically, the Board Audit Committee consults with the external auditor without the presence of management about internal controls over financial information, reporting and disclosure and the fullness and accuracy of the Group’s financial statements. The Board Audit Committee also meets with the Chief Audit Officer without other members of management being present. Engagement of the external auditor To avoid possible independence or conflict issues, our ‘Pre-approval of engagement of external auditor for audit and non-audit services’ policy (NAS Policy) prohibits the external auditor from carrying out certain types of non-audit services for Westpac. The NAS Policy also limits the extent to which the external auditor can perform other non-audit services. Use of the external auditor for any non-audit services must be assessed and approved in accordance with the pre-approval process set out in the NAS Policy. Group Audit (internal audit) Group Audit is the Third Line assurance function that provides the Board and management with independent and objective evaluation of the adequacy and effectiveness of the Group’s governance, risk management and internal controls. Group Audit is governed by a charter approved by the Board Audit Committee that sets out its purpose, role, scope and responsibilities. Group Audit’s activities conform with the Global Internal Audit Standards (GIAS), including the principles of Ethics and Professionalism.

INTRODUCTION THE BOARD OPERATION OF THE BOARD DIVERSITY, ETHICAL DECISION MAKING & KEY POLICIES SUSTAINABILITY & RISK FINANCIAL REPORTING AND DISCLOSURE 21 To safeguard the independence and standing of Group Audit, the Chief Audit Officer has a direct (functional) reporting line into the Board Audit Committee, through the Chairman of the Board Audit Committee and, for administrative purposes only, to a member of the Senior Executive team, currently the CFO. Group Audit has full, free and unrestricted access to all the Group’s operations, records, data, assets, personnel and physical properties, including outsourced operations pertinent to carrying out internal audit responsibilities. This includes access to the CEO and Senior Executive team, the Board Chairman and Chairman of the Board Audit Committee, other Board members where relevant and external regulators. Board Audit Committee dialogue with management, external audit and Group audit The Board Audit Committee maintains an ongoing dialogue with management, the external auditor and Group Audit, including regarding those matters that are likely to be designated as Key Audit Matters in the external auditor’s report. Key Audit Matters are those matters which, in the opinion of the external auditor, are of the most significance in their audit of the financial report. As part of its oversight responsibilities, the Board Audit Committee also conducts discussions with a wide range of internal and external stakeholders including: • the external auditor, about our major financial reporting risk exposures and the steps management has taken to monitor and control such exposures; • Group Audit and the external auditor concerning their reports regarding significant findings in the conduct of their audits, and overseeing that any issues identified are rectified by management in an appropriate and timely way or reported to the Board Risk Committee (with the Board Risk Committee overseeing management's response to rectifying those issues); • management and the external auditor concerning the half year and full year financial statements; • management and the external auditor regarding any correspondence with regulators or government agencies, and any published reports which raise material issues or could impact on matters regarding the Westpac Group’s financial statements or accounting policies; and • the Group General Counsel regarding any legal matters that may have a material impact on, or require disclosure in, the financial statements. MARKET DISCLOSURE AND SHAREHOLDER COMMUNICATION Verification of periodic corporate reports For periodic corporate reports released to the market which are not required to be audited or reviewed by our external auditor, we have verification and approval processes to support the integrity of the information disclosed. The process varies depending on the report and generally involves the individuals with responsibility for the information confirming to the best of their knowledge that the information is accurate and not misleading. The process may also involve review by internal subject matter experts (and as appropriate, our external advisers); and review by and confirmation from the individual responsible for the corporate report that it is appropriate for release. Such periodic corporate reports may also be required to be approved by the Disclosure Committee or the Disclosure Officer (or delegate) or the Board under our Market Disclosure Policy – as described below. Market disclosure We seek to provide our investors with equal, timely, accurate and balanced disclosure. Our Market Disclosure Policy is available on our website at www.westpac.com.au/about-westpac/westpac-group/ corporate-governance/principles-policies/. The policy provides a framework for how we manage our disclosure obligations and satisfy the disclosure requirements of the ASX, NZX, and other relevant offshore securities exchanges, as well as relevant securities and corporations legislation. Under our policy, and in accordance with our obligations, information that a reasonable person would expect to have a material effect on the price or value of our securities must immediately be disclosed via the ASX unless an exception applies under regulatory requirements. Certain disclosure decisions are the responsibility of the Board (for example, relating to matters of fundamental importance to the Group such as material transactions or material changes in strategic direction). For other decisions concerning potentially market sensitive information, our Disclosure Committee is responsible for determining whether matters should be disclosed publicly under the policy, and for assisting employees in understanding what information may require disclosure to the market on the basis that it is market sensitive. The Disclosure Committee is comprised of the Disclosure Officer (who is the CFO), the Group General Counsel and at least one of the following: the CEO, the Chief

22 WESTPAC GROUP 2025 CORPORATE GOVERNANCE STATEMENT Risk Officer, the Group Executive, Customer & Corporate Services, the Company Secretary of Westpac and the General Manager, Investor Relations. The Disclosure Officer is ultimately responsible for all disclosure-related communication with relevant securities exchanges. The Company Secretary or their delegate is authorised to lodge ASX announcements once they have been approved. A copy of announcements on material issues will also be provided to the Board promptly after release to the ASX, unless previously provided. Before Westpac gives a new and substantive investor or analyst presentation, we will release a copy of that presentation to the market. Once relevant information is disclosed to the market and available to investors, it may also be published on our website. This includes investor discussion packs and presentations on our financial results. Our website also contains Annual Reports, results announcements, speeches and support material given at investor conferences or presentations, notices of meetings and key media releases. Shareholder communication and participation We are committed to keeping shareholders fully informed about Westpac in compliance with our obligations – from our strategy, operations and performance, to our governance and sustainability approach. As part of our investor relations program – and consistent with our Market Disclosure Policy – we carry out a range of activities to facilitate two-way communication with shareholders, including: • providing relevant company information online via our Investor Centre on our website; • giving shareholders the option to receive information and communications electronically or via hard copy; • responding to shareholder queries directly via phone, email and mail; and • enabling shareholders to view major market briefings and maintaining that information in our Investor Centre. Our financial calendar in our Investor Centre lists all major market briefings and shareholder meetings. Announcements on these events may also be made on the ASX. Westpac seeks to facilitate shareholder participation at general meetings. We aim to choose a time and location that is convenient for shareholders. We provide explanatory notes in the Notice of Meeting to shareholders, and the AGM is also webcast live with a replay available for viewing in our Investor Centre. Westpac engages with shareholders and shareholder groups throughout the year to gather feedback and allow them to ask questions. This feedback assists the Group’s decision making and allows us to address any key themes in our reporting and/or at our meeting. Westpac intends to hold an in-person meeting this year. Shareholders unable to attend in person may view the meeting via a live webcast and ask questions online during the meeting. In addition, shareholders will also have the opportunity, prior to the AGM, to submit questions, lodge a direct vote or appoint a proxy, corporate representative or attorney to vote on a shareholder’s behalf at the AGM. Consistent with our practice for voting at meetings of shareholders, voting on all resolutions is conducted by a poll.

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